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                                    Exhibit 1


                            CERTIFICATION BY ATTORNEY


         The undersigned, EDWARD A. LANDRY, being first duly sworn deposes and states:

         I am an attorney authorized to practice before the State courts of California and the attorney for Henry E. Singleton and Caroline W. Singleton. I prepared the General Durable Power of Attorney for Henry E. Singleton dated
October 31, 1991. . . .*

         By its terms the General Durable Power of Attorney became effective July 26, 1999. The power is and remains in full force and effect and has not been revoked. Caroline W. Singleton is fully qualified to act as Attorney-in-Fact and has consented to do so.

         I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct and that this was executed on July 29, 1999, at Los Angeles, California.



                                                     /s/ Edward A. Landry
                                                     ---------------------------
                                                     Edward A. Landry

Subscribed and Sworn to before
me this 29th day of July, 1999.

/s/ Carol Litty
-----------------------------
Notary Public in and for said                            [Notary Public stamp]
County and State



*Portion of certification not constituting evidence of Mrs. Caroline W. Singleton's authority to sign on behalf of Dr. Henry E. Singleton has been deleted.